Exhibit 3.44

AMENDED AND RESTATED BY – LAWS

of

TECHNOLOGY RESOURCE SOLUTIONS, INC.

ARTICLE I

Meetings of Shareholders

Section 1. Annual Meeting: The annual meeting of the shareholders of the corporation, for the election of directors and for the transaction of such other business as may be set forth in the notice of the meeting, shall be held each year at such time and such place within or without the State of New York as the board of directors shall determine and the notice of the meeting or a duly executed waiver of notice shall specify.

Section 2. Special Meetings: Special meetings of the shareholders may be called by the board of directors or by the President, and shall be called by the President or the Secretary or an Assistant Secretary at the request in writing of three (3) or more members of the board of directors, or at the request in writing of the holders of record of at least 40% of the outstanding shares of the corporation entitled to vote. Such request shall state the purpose or purposes for which the meeting is to be called. Each special meeting of the shareholders shall be held at such time as the board of directors or the person calling the meeting (the President, Secretary or Assistant Secretary, as the case may be) shall determine and the notice of the meeting shall specify, and shall be held at the principal office of the corporation or at such other place within or without the State of New York as the board of directors shall determine and the notice of the meeting shall specify.

Section 3. Notice of Meetings: Written notice of each meeting of the shareholders shall be given, personally or by mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deposited in the United States mail, with first-class postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary of the corporation a written request that notices to him or her be mailed to some other address, then directed to him or her to such other address. The notice shall state the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and, unless it is the annual meeting, indicate that the notice is being issued by or at the direction of the person calling the meeting. The notice need not refer to the approval of minutes or to other matters normally incident to the conduct of the meeting. Except for such matters, the business which may be transacted at the meeting shall be confined to business which is related to the purpose or purposes set forth in the notice. If, at any meeting, action is proposed to be taken which would, if taken, entitle dissenting shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.

Section 4. Waiver of Notice: Whenever under any provision of these by-laws, the certificate of incorporation, the terms of any agreement or instrument, or law, the corporation or the board of directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, by his or her duly authorized attorney-in-fact, submits a signed waiver of notice of such requirements. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

Section 5. Procedure: At each meeting of shareholders the order of business and all other matters of procedure may be determined by the person presiding at the meeting.

Section 6. List of Shareholders: A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 7. Quorum: At each meeting of shareholders for the transaction of any business, a quorum shall be present to organize such meeting. Except as otherwise provided by law, a quorum shall consist of the holders of record of not less than a majority of the outstanding shares of the corporation entitled to vote at such meeting, present either in person or by proxy. When a quorum is once present to organize a meeting of the shareholders, it is not broken by the subsequent withdrawal of any shareholders.

Section 8. Adjournments: The shareholders entitled to vote who are present in person or by proxy at any meeting of shareholders, whether or not a quorum shall be present at the meeting, shall have power by a majority vote to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting at which a quorum shall be present any business may be transacted that might have been transacted on the original date of the meeting, and the shareholders entitled to vote at the meeting on the original date (whether or not they were present thereat), and no others, shall be entitled to vote at such adjourned meeting.

Section 9. Voting; Proxies: Each shareholder of record shall be entitled at every meeting of shareholders to one vote for each share having voting power standing in his or her name on the record of shareholders of the corporation on the record date fixed pursuant to Section 3 of Article VI of these by-laws. Each shareholder entitled to vote at a meeting of shareholders may vote in person, or may authorize another person or persons to act for him or her by proxy. Any proxy shall be signed by such shareholder or his or her duly authorized attorney-in-fact and shall be delivered to the secretary of the meeting. The signature of a shareholder on any proxy, including without limitation a telegram, may be printed, stamped or written, provided such signature is executed or adopted by the shareholder with intention to authenticate the proxy. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Directors elected at any meeting of the shareholders shall, except as otherwise provided by law or the certificate of incorporation, be elected by a plurality of the votes cast. All other corporate action to be taken by vote of the shareholders shall, except as otherwise provided by law, the certificate of incorporation or these by-laws, be authorized by a majority of the votes cast. The vote for directors, or upon any question before a meeting of shareholders, shall not be by ballot unless the person presiding at such meeting shall so direct or any shareholder, present in person or by proxy and entitled to vote thereon, shall so demand.

Section 10. Appointment of Inspectors of Election: The board of directors may, in advance of any meeting of the shareholders, appoint one (1) or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed in advance of the meeting, the person presiding at such meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case any inspector appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. No person who is a candidate for the office of director of the corporation shall act as an inspector at any meeting of the shareholders at which directors are elected.

Section 11. Duties of Inspectors of Election: Whenever one (1) or more inspectors of election may be appointed as provided in these by-laws, he or she or they shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

Section 12. Written Consent of Shareholders Without a Meeting: Whenever by law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

ARTICLE II

Directors

Section 1. Number and Qualifications: The number of directors constituting the entire board shall not be less than three (3), except that where all the shares of the corporation are owned beneficially and of record by less than three (3) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders. Subject to any provision as to the number of directors contained in the certificate of incorporation or these by-laws, the exact number of directors shall be fixed from time to time by action of the shareholders or by vote of a majority of the entire board of directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director. If the number of directors is increased at any time, the vacancy or vacancies in the board arising from such increase shall be filled as provided in Section 5 of this Article II. Each of the directors shall be at least eighteen (18) years of age.

Section 2. Election and Term of Office: Except as otherwise provided by law or these by-laws, each director of the corporation shall be elected at an annual meeting of shareholders or at any meeting of the shareholders held in lieu of such annual meeting, which meeting, for the purposes of these by-laws, shall be deemed the annual meeting, and shall hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Section 3. Resignation: Any director of the corporation may resign at any time by giving his or her resignation to the President or any Vice President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Removal of Directors: Any director may be removed for cause, at any meeting of shareholders, notice of which shall have referred to the proposed action, by vote of the shareholders. Any director may be removed without cause, at any meeting of shareholders, notice of which shall have referred to the proposed action, by the vote of the holders of a majority of the shares of the corporation entitled to vote. Any director may be removed for cause, at any meeting of the directors, notice of which shall have referred to the proposed action, by vote of a majority of the entire board of directors.

Section 5. Vacancies: Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason except the removal of directors without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists, or any such newly created directorships and vacancies occurring in the board of directors for any reason may be filled by vote of the shareholders at any meeting of shareholders notice of which shall have referred to the proposed election. If any such newly created directorships or vacancies occurring in the board of directors for any reason shall not be filled prior to the next annual meeting of shareholders, they shall be filled by vote of the shareholders at such annual meeting. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified.

Section 6. Directors; Fees: Directors, including salaried officers who are directors, may receive a fee for their services as directors and traveling and other out-of pocket expenses incurred in attending any regular or special meeting of the board. The fee may be a fixed sum to be paid for attending each meeting of the board of directors or a fixed sum to be paid monthly, quarterly, or semi-annually, irrespective of the number of meetings attended or not attended. The amount of the fee and the basis on which it shall be paid shall be determined by the board of directors. Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation for such services.

Section 7. First Meeting of Newly Elected Directors: The first meeting of the newly elected board of directors may be held immediately after the annual meeting of shareholders and at the same place as such annual meeting of shareholders, provided a quorum be present, and no notice of such meeting shall be necessary. In the event such first meeting of the newly elected board of directors is not held at said time and place, the same shall be held as provided in Section 8 of this Article II.

Section 8. Meetings of Directors: Regular and special meetings of the board of directors shall be held at such times and at such places, within or without the State of New York as the board of directors or the President, or — in the absence or disability of the President — any Vice President, may determine.

Section 9. Notice of Meetings: Regular meetings of the board of directors may be held without notice if the times and places of such meetings are fixed by the board. Except as provided in the preceding sentence, notice of each regular or special meeting of the board of directors, stating the time and place thereof, shall be given by the President, the Secretary, any Assistant Secretary or any member of the board to each member of the board at least one day before the meeting by delivering the same to him personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, or shall be mailed to each director, postage prepaid and addressed to him at the last known post office address according to the records of the corporation at least three days before the meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting. The notice of any meeting of the board of directors need not specify the purpose or purposes for which the meeting is called, except as provided in Section 4 of this Article II and as provided in Article X of these by-laws.

Section 10. Quorum and Action by the Board: At all meetings of the board of directors, except as otherwise provided by law, the certificate of incorporation or these by-laws, a quorum shall be required for the transaction of business and shall consist of not less than a majority of the entire board, and the vote of a majority of the directors present shall decide any question that may come before the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time or place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned.

Section 11. Procedure: The order of business and all other matters of procedure at every meeting of directors may be determined by the person presiding at the meeting.

Section 12. Action Without a Meeting: Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

Section 13. Presence at Meeting by Telephone: Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

Committees of Directors

Section 1. Designation of Committees: The board of directors, by resolution or resolutions adopted by a majority of the entire board, may designate from among its members an Executive Committee and other committees, each consisting of three (3) or more directors, and may designate one (l) or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. In the interim between meetings of the board of directors, the Executive Committee shall have all the authority of the board of directors except as otherwise provided by law and shall serve at the pleasure of the board of directors. Each other committee so designated shall have such name as may be provided from time to time in the resolution or resolutions, shall serve at the pleasure of the board of directors and shall have, to the extent provided in such resolution or resolutions, all the authority of the board of directors except as otherwise provided by law.

Section 2. Acts and Proceedings: All acts done and power and authority conferred by the Executive Committee from time to time within the scope of its authority shall be, and may be deemed to be, and may be specified as being, the act and under the authority of the board of directors. The Executive Committee and each other committee shall keep regular minutes of its proceedings and report its actions to the board of directors when required.

Section 3. Compensation: Members of the Executive Committee or of any other committee may receive such compensation for their services as the board of directors shall from time to time determine.

ARTICLE IV

Officers

Section 1. Officers: The board of directors may annually appoint or elect a President, one or more Vice Presidents, a Secretary, and a Treasurer. The board of directors may from time to time appoint or elect such additional officers as it may determine. Such additional officers shall have such titles and such authority and perform such duties as the board of directors may from time to time prescribe.

Section 2. Term of Office: The President, each Vice President, the Secretary and the Treasurer shall, unless otherwise determined by the board of directors, hold office until the first meeting of the board following the next annual meeting of shareholders and until their successors have been appointed or elected and qualified. Each additional officer appointed or elected by the board of directors shall hold office for such term as shall be determined from time to time by the board of directors and until his or her successor has been appointed or elected and qualified. Any officer, however, may be removed or have his or her authority suspended by the board of directors at any time, with or without cause. If the office of any officer becomes vacant for any reason, the board of directors shall have the power to fill such vacancy.

Section 3. The President: The President shall be the chief executive officer of the corporation. He or she shall preside at all meetings of the shareholders and of the board of directors. He or she shall have the general powers and duties of supervision and management of the corporation which usually pertain to his or her office, and shall perform all such other duties as are properly required of him or her by the board of directors.

Section 4. The Vice Presidents: Each Vice President may be designated by such title as the board of directors may determine, and each Vice President in such order of seniority as may be determined by the board, shall, in the absence or disability of the President, or at his request, perform the duties and exercise the powers of the President. Each Vice President also shall have such powers and perform such duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Section 5. The Secretary and Assistant Secretaries: The Secretary shall issue notices of all meetings of shareholders and directors where notices of such meetings are required by law or these by-laws. He or she shall attend all meetings of shareholders and of the board of directors and keep the minutes thereof. He or she shall affix the corporate seal to and sign such instruments as require the seal and his or her signature and shall perform such other duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Each Assistant Secretary may, in the absence or disability of the Secretary, or at his or her request or the request of the President, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the board of directors shall prescribe.

Section 6. The Treasurer and Assistant Treasurers: The Treasurer shall have the care and custody of all the moneys and securities of the corporation. He or she shall cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received by him or her and paid by him or her on account of the corporation. The Treasurer shall make and sign such reports, statements and instruments as may be required of him or her by the board of directors or by the laws of the United States or by any state, country or other jurisdiction in which the corporation transacts business, and shall perform such other duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Each Assistant Treasurer may, in the absence or disability of the Treasurer, or at his or her request or the request of the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the board of directors shall prescribe.

Section 7. Officers Holding Two or More Offices: Any two or more offices may be held by the same individual, except the offices of President and Secretary, provided that when all the issued and outstanding shares of the corporation are held by one individual, such individual may hold all or any combination of offices.

Section 8. Duties of Officers May be Delegated: In case of the absence or disability of any officer of the corporation or in case of a vacancy in any office or for any other reason that the board of directors may deem sufficient, the board of directors, except as otherwise provided by law, may temporarily delegate the powers or duties of any officer to any other officer or to any director.

Section 9. Compensation: The compensation of each officer shall be determined by the board of directors. The compensation of all other employees shall be fixed by the President within such limits as may be prescribed by the board of directors.

Section 10. Security: The board of directors may require any officer, agent or employee of the corporation to give security for the faithful performance of his or her duties, in such amount as may be satisfactory to the board. Such security may be in the form of a fidelity bond obtained by the corporation at its expense.

ARTICLE V

Indemnification of Directors and Officers

Section 1. Right of Indemnification: Each director and officer of the corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the corporation for the defense of, or in connection with, any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, administrative or investigative, in accordance with and to the fullest extent permitted by the Business Corporation Law of the State of New York or other applicable law, as such law now exists or may hereafter be adopted or amended; provided, however, that the corporation shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by such a director or officer only if such action or proceeding (or part thereof) was authorized by the board of directors.

Section 2. Advancement of Expenses: Expenses incurred by a director or officer in connection with any action or proceeding as to which indemnification may be given under Section 1 of this Article V may be paid by the corporation in advance of the final disposition of such action or proceeding upon (a) the receipt of an undertaking by or on behalf of such director or officer to repay such advancement in case such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article V and (b) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by the shareholders. To the extent permitted by law, the board of directors or, if applicable, the shareholders, shall not be required to find that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding before the corporation makes any advance payment of expenses hereunder.

Section 3. Availability and Interpretation: To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in this Article V (a) shall be available with respect to events occurring prior to the adoption of this Article V, (b) shall continue to exist after any rescission or restrictive amendment of this Article V with respect to events occurring prior to such rescission or amendment, (c) shall be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding or, at the sole discretion of the director or officer or, if applicable, the testator or intestate of such director or officer seeking such rights, on the basis of applicable law in effect at the time such rights are claimed and (d) shall be in the nature of contract rights that may be enforced in any court of competent jurisdiction as if the corporation and the director or officer for whom such rights are sought were parties to a separate written agreement.

Section 4. Other Rights: The rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any other rights to which any director or officer of the corporation or other person may now or hereafter be otherwise entitled whether contained in the certificate of incorporation, these by-laws, a resolution of the shareholders, a resolution of the board of directors or an agreement providing for such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any director or officer of the corporation or other person in any action or proceeding to have assessed or allowed in his or her favor, against the corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

Section 5. Severability: If this Article V or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article V shall remain fully enforceable.

ARTICLE VI

Shares

Section 1. Certificate of Shares: The shares of the corporation shall be represented by certificates which shall be numbered and shall be entered in the records of the corporation as they are issued. Each share certificate shall when issued state upon the face thereof that the corporation is formed under the laws of the State of New York, the name of the person or persons to whom issued, and the number and class of shares and the designation of the series, if any, which such certificate represents and shall be signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if (a) the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee or (b) the corporation’s shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue. No certificate shall be valid until countersigned by a transfer agent if the corporation has a transfer agent, or until registered by a registrar if the corporation has a registrar.

Section 2. Transfers of Shares: Shares of the corporation shall be transferable on the books of the corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed.

Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof. The board of directors, to the extent permitted by law, shall have power and authority to make all rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates and may appoint one or more transfer agents and registrars of the shares of the corporation.

Section 3. Fixing of Record Time: The board of directors may fix, in advance, a day and hour not more than fifty (50) days nor less than ten (10) days before the date on which any meeting of the shareholders entitled to notice of and to vote at such meeting and at all adjournments thereof shall be determined; and, in the event such record date and time are fixed by the board of directors, no one other than the holders of record on such date and time of shares entitled to notice of and to vote at such meeting shall be entitled to notice of or to vote at such meeting or any adjournment thereof. If a record date and time shall not be fixed by the board of directors for the determination of shareholders entitled to notice of and to vote at any meeting of the shareholders, shareholders of record at the close of business on the day next preceding the day on which notice of such meeting is given, and no others, shall be entitled to notice of and to vote at such meeting or any adjournment thereof; provided, however, that if no notice of such meeting is given, shareholders of record at the close of business on the day next preceding the day on which such meeting is held, and no others, shall be entitled to vote at such meeting or any adjournment thereof. The board of directors may fix, in advance, a day and hour not more than fifty (50) days before the date fixed for the payment of a dividend of any kind or the allotment of any rights, as the record time for the determination of shareholders entitled to receive such dividend or rights, and in such case only shareholders of record at the date and time so fixed shall be entitled to receive such dividend or rights; provided, however, that if no record date and time for the determination of shareholders entitled to receive such dividend or rights are fixed, shareholders of record at the close of business on the day on which the resolution of the board of directors authorizing the payment of such dividend or the allotment of such rights is adopted shall be entitled to receive such dividend or rights.

Section 4. Record of Shareholders: The corporation shall keep at its office in the State of New York, or at the office of its transfer agent or registrar in this state, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

Section 5. Lost Share Certificates: The board of directors may in its discretion cause a new certificate for shares to be issued by the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board may require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate; but the board of directors may in its discretion refuse to issue such new certificate save upon the order of the court having jurisdiction in such matters.

ARTICLE VII

Finances

Section 1. Corporate Funds: The funds of the corporation shall be deposited in its name with such banks, trust companies or other depositories as the board of directors may from time to time designate. All checks, notes, drafts and other negotiable instruments of the corporation shall be signed by such officer or officers, employee or employees, agent or agents as the board of directors may from time to time designate. No officers, employees or agents of the corporation, alone or with others, shall have power to make any checks, notes, drafts or other negotiable instruments in the name of the corporation or to bind the corporation thereby, except as provided in this section.

Section 2. Fiscal Year: The fiscal year of the corporation shall be the calendar year unless otherwise provided by the board of directors.

Section 3. Loans to Directors: A loan shall not be made by the corporation to any director unless it is authorized by vote of the shareholders and, for such purpose, the shares of the director who would be the borrower shall not be shares entitled to vote thereon.

Section 4. Dividends from Sources Other Than Earned Surplus: When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it shall be accompanied by a written notice disclosing the amounts by which such dividend or distribution affects stated capital, capital surplus and earned surplus; provided, however, that if such amounts are not determinable at the time, such notice shall disclose the approximate effect of such dividend or distribution upon stated capital, capital surplus and earned surplus and shall state that such amounts are not yet determinable.

ARTICLE VIII

Corporate Seal

Section 1. Form of Seal: The seal of the corporation shall be in such form as may be determined from time to time by the board of directors. The seal on any corporate obligation for the payment of money may be facsimile.

ARTICLE IX

Emergency By-Law Provisions

Section 1. Taking Effect: The provisions of this Article IX may be declared effective by the New York State Defense Council as constituted under the New York State Defense Emergency Act, as amended, in the event of attack and shall cease to be effective when the Defense Council declares the end of the period of attack.

Section 2. Quorum and Filling of Vacancies: Upon the effectiveness of this Article IX and until the Defense Council declares the end of the period of attack, the affairs of the corporation shall be managed by such directors theretofore elected pursuant to Article H of these by-laws as are available to act, and a majority of such directors available to act shall constitute a quorum. In the event, however, that there are less than three (3) such directors available to act, the director or directors available to act shall appoint a sufficient number of emergency directors to make a board of three (3) directors. Each emergency director shall serve until the vacancy he or she was appointed to fill can again be filled by the previously elected director, except, however, that the period of his or her service shall end at such time as his or her appointment is terminated pursuant to Section 3 of this Article IX, or at such time as the New York State Defense Council declares the end of the period of attack and his or her successor shall be elected and qualified pursuant to Article II of these by-laws. If, in the event of attack, there are no directors available to act, then the three (3) highest paid officers of the corporation available to act shall constitute the emergency board of directors until one (1) or more of the previously elected directors are again available to act, except, however, that the period of their service as emergency directors shall end at such time as their service is terminated pursuant to Section 3 of this Article IX, or at such time as the New York State Defense Council declares the end of the period of attack and their successors shall be elected and qualified pursuant to Article II of these by-laws.

Section 3. Termination of Period of Service: The shareholders of the corporation or the previously elected director or directors who are available to act may, pursuant to the provisions of Article II of these by-laws, terminate the appointment or the period of service of any emergency director at any time and fill any vacancy created thereby.

ARTICLE X

Amendments

Section 1. Procedure for Amending By-Laws: By-laws of the corporation may be adopted, amended or repealed at any meeting of shareholders, notice of which shall have referred to the proposed action, by a majority of the votes cast by the holders of the shares of the corporation at the time entitled to vote in the election of any directors, or at any meeting of the board of directors, notice of which shall have referred to the proposed action, by the vote of a majority of the entire board of directors; provided, however, that if any by-law regulating an impending election of directors is adopted, amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.